                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report (Date of Earliest
                        Event Reported): November 2, 1999




                             GIBSON GREETINGS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                       0-11902                  52-1242761
--------------------------------------------------------------------------------
(State or other                 (Commission               (IRS Employer
jurisdiction of                 File Number)            Identification No.)
incorporation)



                    2100 Section Road, Cincinnati, Ohio 45237
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code: (513)841-6600
                                                   ---------------

                    INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 2, 3, 4, 6 and 8 are not applicable and are omitted from this report.

Item 5.  Other Events.
         -------------

                  On November 2, 1999, Gibson Greetings, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with American Greetings Corporation ("American") and American's wholly-owned subsidiary Granite Acquisition Corp. ("Granite") providing for the acquisition of the Company by American. The Merger Agreement contemplates that Granite will offer to acquire all of the Company's outstanding shares at a price of $10.25 per share. Following the consummation of the tender offer, Granite will be merged into the Company and any remaining shares (other than those held by American or by dissenting stockholders) will be changed into a right to receive $10.25 per share. Consummation of the offer and the merger is subject to a number of conditions, as provided in the Merger Agreement. Reference is made to Exhibits 1 and 2 hereto, which are incorporated herein in their entirety.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

(a)      Financial Statements of Businesses Acquired.

         Not Applicable.

(b)      Pro Forma Financial Information.

         Not Applicable.

(c)      Exhibits

         Number            Description
         ------            -----------

           1 Agreement and Plan of Merger dated as of November 2, 1999 among Gibson Greetings, Inc., American Greetings Corporation and Granite Acquisition Corp.

           2               Registrant's press release dated November 3, 1999

                                   SIGNATURES
                                   ----------


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 8, 1999                     GIBSON GREETINGS, INC.



                                         By /s/ James T. Wilson
                                            -----------------------------
                                            James T. Wilson
                                            Executive Vice President -
                                            Finance & Operations and
                                            Chief Financial Officer


                                      -3-